EXHIBIT 99
News Release	For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports Financial Results for its Fiscal 2009 Second Quarter

DALLAS—September 10, 2009—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its second quarter ended August 2, 2009.

Total revenues decreased 3.5% to $131.5 million in the second quarter of 2009, compared to $136.2 million in the second quarter of 2008.  This revenue decline was comprised primarily of a 10.1% decrease in comparable store sales offset by an $8.8 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 7.3%, while revenues from Amusements and Other increased 0.9%.

EBITDA (Modified) for the second quarter of 2009 of $17.6 million was less than prior year EBITDA (Modified) of $19.6 million by 10.2%.  Adjusted EBITDA, which excludes Pre-opening costs, expense reimbursements to affiliates and non-recurring charges, decreased 8.3% to $19.0 million versus $20.7 million in the second quarter of fiscal 2008.

Total revenues for the 26-week period decreased 3.1% to $270.0 million from $278.7 million for the comparable period last year.  This revenue reduction was comprised of a 9.0% decrease in comparable store sales partially offset by a $15.8 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 6.1%, while revenues from Amusements and Other increased 0.1%.

EBITDA (Modified) for the 26-week period of $43.5 million was less than prior year EBITDA (Modified) of $46.8 million by 7.0%.  Adjusted EBITDA decreased 4.4% to $46.3 million, versus $48.4 million for the comparable period last year.

“Despite ongoing economic headwinds, we’ve continued to do an outstanding job of delivering for our guests, while continuing to control our costs,” said Steve King, Chief Executive Officer.  “We are positioned to be cash flow positive for the year, while building three new stores, even in this soft sales environment”

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss second quarter results on Thursday, September 10, 2009, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call, please dial (866) 765-2661 a few minutes prior to the start time and reference code # 25346279.  Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 26 years of operations, Dave & Buster's was founded in 1982 and is one of the country's premier entertainment/dining concepts with 55 locations in the United States and in Canada.  More information on the Company is available on the Company's Web site, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer spending, changes in demographic trends, unfavorable publicity, our ability to open new complexes, acts of God, and governmental regulations.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	August 2, 2009	February 1, 2009
	(unaudited)	(audited)

ASSETS

Current assets:
Cash and cash equivalents	$20,719	$8,534
Other current assets	28,845	30,619
Total current assets	49,564	39,153

Property and equipment, net	293,609	296,805

Intangible and other assets, net	143,736	144,978

Total assets	$486,909	$480,936

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$78,418	$74,349

Other long-term liabilities	84,117	85,314

Long-term debt, less current liabilities	226,905	229,250

Stockholders’ equity	97,469	92,023

Total liabilities and stockholders’ equity	$486,909	$480,936

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended August 2, 2009		13 Weeks Ended August 3, 2008

Food and beverage revenues	$66,591	50.6%	$71,856	52.7%
Amusement and other revenues	64,936	49.4%	64,382	47.3%
Total revenues	131,527	100.0%	136,238	100.0%

Cost of products	26,206	19.9%	26,802	19.7%
Store operating expenses	79,209	60.3%	80,980	59.4%
General and administrative expenses	7,672	5.8%	8,629	6.3%
Depreciation and amortization	13,168	10.0%	11,898	8.7%
Pre-opening costs	1,052	0.8%	960	0.7%
Total operating expenses	127,307	96.8%	129,269	94.8%

Operating income	4,220	3.2%	6,969	5.2%
Interest expense, net	5,635	4.3%	5,811	4.3%

Income (loss) before provision for income taxes	(1,415)	(1.1)%	1,158	0.9%
Provision (benefit) for income taxes	(1,478)	(1.1)%	188	0.1%
Net income (loss)	$63	0.0%	$970	0.8%

Other information:
Company operated stores open at end of period	55		50

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$63	$970
Add back: Provision (benefit) for income taxes	(1,478)	188
Interest expense, net	5,635	5,811
Depreciation and amortization	13,168	11,898
Loss on asset disposal	444	467
Gain on acquisition of limited partnership	(339)	-
Share-based compensation	205	256
Currency transaction (gain)	(111)	-
EBITDA (Modified) (1)	17,587	19,590
Add back: Pre-opening costs	1,052	960
Wellspring expense reimbursement	187	187
Severance	187	-
Adjusted EBITDA (1)	$19,013	$20,737

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	26 Weeks Ended August 2, 2009		26 Weeks Ended August 3, 2008

Food and beverage revenues	$137,591	51.0%	$146,521	52.6%
Amusement and other revenues	132,362	49.0%	132,180	47.4%
Total revenues	269,953	100.0%	278,701	100.0%

Cost of products	53,162	19.7%	53,897	19.3%
Store operating expenses	156,344	57.9%	161,031	57.8%
General and administrative expenses	15,077	5.6%	17,111	6.1%
Depreciation and amortization	25,902	9.6%	24,337	8.7%
Pre-opening costs	2,196	0.8%	1,242	0.5%
Total operating expenses	252,681	93.6%	257,618	92.4%

Operating income	17,272	6.4%	21,083	7.6%
Interest expense, net	11,184	4.1%	11,957	4.3%

Income (loss) before provision for income taxes	6,088	2.3%	9,126	3.3%
Provision (benefit) for income taxes	857	0.3%	3,146	1.1%
Net income (loss)	$5,231	2.0%	$5,980	2.2%

Other information:
Company operated stores open at end of period	55		50

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$5,231	$5,980
Add back: Provision (benefit) for income taxes	857	3,146
Interest expense, net	11,184	11,957
Depreciation and amortization	25,902	24,337
Loss on asset disposal	618	849
Gain on acquisition of limited partnership	(339)	-
Share-based compensation	213	551
Currency transaction (gain)	(136)	-
EBITDA (Modified) (1)	43,530	46,820
Add back: Pre-opening costs	2,196	1,242
Wellspring expense reimbursement	375	375
Severance	218	-
Adjusted EBITDA (1)	$46,319	$48,437

NOTE

(1) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss on asset disposal, gain on acquisition of limited partnership and stock-based compensation expense.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus pre-opening, Wellspring expense reimbursement, non-cash and non-recurring charges.  The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.